Registration No. 333-65709


                SECURITIES AND EXCHANGE COMMISSION

                         AMENDMENT NO. 4
                                TO
                             FORM S-3

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                   ADM TRONICS UNLIMITED, INC.
     (Exact name of Registrant as specified in its charter)


                             DELAWARE
  (State or other jurisdiction of incorporation or organization)

                            22-1896032
               (I.R.S. Employer Identification No.)

224-S Pegasus Avenue, Northvale, New Jersey 07647, (201) 767-6040
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dr. Alfonso Di Mino, 224-S Pegasus Avenue, Northvale, New Jersey
                     07647, (201) 767-6040
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            Copies to:
                   Jonathan B. Reisman, Esq.
                   Reisman & Associates, P.A.
               5100 Town Center Circle, Suite 330
                   Boca Raton, Florida 33486
                         (561) 361-9300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1993 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             PART II

          Item 14. INFORMATION NOT REQUIRED IN THE PROSPECTUS OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     SEC Registration Fee               $     510
     Professional  Fees and Expenses    $  18,000
     Miscellaneous                      $   1,490
          Total                         $  20,000

Electropharmacology, Inc. has agreed to pay the Registrant $15,000 with respect to the above expenses. The remainder of the above expenses has been or will be paid by the Registrant.

Item 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's By-Laws provide that it shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify its executive officers and directors.
Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of any other corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under a corporation's by-laws, by agreement, vote, or otherwise.


Item 16.          EXHIBITS

     3.1  Certificate of Incorporation and amendments thereto filed on
     August 9, 1976 and May 15, 1978.   Exhibit 3(a) to the
     Registrant's Registration  Statement on Form 10, File No.
     0-17629 (the "Form 10"), is hereby incorporated by reference.

     3.2 Certificate of Amendment to Certificate of Incorporation filed December 9, 1996. Exhibit 3(a) to the Registrant's Annual
     Report on Form 10-KSB for the fiscal year ended March 31, 1997 is hereby incorporated by reference.

     3.3 By-Laws. Exhibit 3(b) to the Form 10 is hereby incorporated by reference.

     4.1  Specimen Common Stock certificate.*

     4.2  Warrant issued to The Global Opportunity Fund Limited.
     Exhibit 4.1 to the Registrant's Annual Report on Form 10-KSB, as amended for the fiscal year ended March 31, 1998 (the "1998 Annual Report") is hereby incorporated by reference.

     4.3  Form of Warrant issued to Electropharmacology, Inc. and
     Resource Realty Services, Inc*

     5.1  Opinion re legality. ***

     9.1  Trust Agreements of November 7, 1980 by and between Dr.
     Alfonso Di Mino et al.  Exhibit 9 to the Registrant's Annual
     Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.

     9.2 Voting Trust Agreement of August 18, 1998 between certain shareholders of the Registrant and ADM.*

     10.1 Memorandum of Lease by and between the Registrant and Cresskill Industrial Park III dated as of August 26, 1993.
     Exhibit 10(a) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1994 is hereby incorporated by reference.

     10.2 Agreement of July 8, 1987 by and between Donna Di Mino, Dr. Alfonso Di Mino, et al. Exhibit 10(q) to the Registrant's
     Annual Report on Form 10-KSB for the fiscal year ended March
     31, 1993 is hereby incorporated by reference.

     10.3 Agreement of July 13, 1993 by and between ADM Medical Ventures Corporation and Arthronix, Inc. Exhibit 10(r) to the
     Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.

     10.4 Agreement of June 9, 1992 by and between Advent Medical
     Technology, Inc. and Arthritic Relief Centers, Inc.  Exhibit
     2 to the Registrant's Current Report on Form 8-K dated June 9, 1992 is hereby incorporated by reference.

     10.5 Agreement of June 9, 1992 by and between Advent Medical
     Technology, Inc. and Vet Sonotron Systems, Inc. Exhibit 3 to the Registrant's Current Report on Form 8-K dated June 9, 1992 is hereby incorporated by reference.

     10.6 Stock Purchase Agreement and Registration and Rights Agreement (undated) by and between The American Heritage Fund, Inc. and the Registrant. Exhibit 10(i) to the Registrant's Annual
     Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.

     10.7 Amendment to Agreement of March 16, 1993 by and between Arthritic Relief Centers, Inc. and Advent Medical Technology, Inc. Exhibit 10(k) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.

     10.8 Voting Agreement of March 16, 1993 by and between Vet Sonotron Systems, Inc. and Advent Medical Technology, Inc. Exhibit
     10(l) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.

     10.9 Voting Agreement of March 16, 1993 by and between Arthritic Relief Centers, Inc. and Advent Medical Technology, Inc.
     Exhibit 10(m) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.

          10.10     Agreement for Sale of Stock Between the Registrant, James
          C. Wickstead and Thomas Petrie. Exhibit 10.10 to the 1998
          Annual Report is hereby incorporated by reference.

          10.11 Employment Agreement of November 26, 1997 between Thomas Petrie and Precision Assembly Corp. Exhibit 10.11 to the
          1998 Annual Report is hereby incorporated by reference

          10.12 Asset Purchase Agreement of May 27, 1998 by and among Electropharmacology, Inc., AA Northvale Medical
          Associates, Inc. Exhibit 10.12 to the 1998 Annual Report is hereby incorporated by reference.

          10.13 Subscription Agreement of March 31, 1998 between the Registrant and The Global Opportunity Fund Limited.
          Exhibit 10.13 to the 1998 Annual Report is hereby incorporated by reference.

          10.14 Consulting Agreement, dated May 15, 1998, by and between the Registrant and Wharton Capital Corp. Exhibit 99.1 to the Registrant's Registration Statement on Form S-8,
          File. No. 333-57823, is hereby incorporated by reference.

          10.15 Extension to Consulting Agreement dated August 18, 1998 by and between the Registrant and Wharton Capital Corp.
          Exhibit 99.2 to the Registrant's Registration Statement on Form S-8, File. No. 333-62165, is hereby incorporated by reference.

          10.16 Consulting Agreement dated June 25, 1998 by and between the Registrant and Joel Brownstein. Exhibit 99.3 to the Registrant's Registration Statement on Form S-8, File.
          No. 333-66023 is hereby  incorporated by reference.

          10.17 Agreement of September 21, 1998 by and between AA Northvale Medical Associates, Inc. and MEDIQ/PRN Life
          Support Services, Inc. *

          10.18 Agreement of October 28, 1998 between AA Northvale Medical Associates, Inc. and Byron Medical. *

     21.1 Subsidiaries of the Registrant. *

     23.1 Consent of Kaufman, Rossin & Co. ****

     23.2 Consent of Reisman & Associates, P.A. (included in Exhibit
     5.1)

23.3 Consent of Ernst & Young, LLP ****

     24.1 Power of Attorney. (included on signature page) *
   _________________________
     *    Filed with Registration Statement on Form S-3.
     **   Filed with Amendment No. 1 to Registration Statement on Form S-3.
     *** Filed with Amendment No. 3 to Registration Statement on Form S-3. **** Filed herewith.

Item 17.  UNDERTAKINGS.

 The undersigned Registrant hereby undertakes:

                       (1) To file, during any period in which offers or sells securities, a post-effective amendment to this registration statements to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
               (iii) include any additional or changed material information on to the plan of distribution.
                        (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

                        (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northvale, State of New Jersey, on this 12th day of February, 1999.
                              ADM TRONICS UNLIMITED, INC.
                              /s/ Dr. Alfonso Di Mino
                              By: DR. ALFONSO DI MINO,. President

                        POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below under the heading "Signature" constitutes and appoints Dr. Alfonso Di Mino and Andre' Di Mino his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures               Title                         Date

/s/ Dr. Alfonso Di Mino  Chief Executive Officer and   February 12, 1999
Dr. Alfonso Di Mino      Director

/s/ Andre' Di Mino       Chief Financial and           February 12, 1999
Andre' Di Mino           Acounting Officer and
                         Director

/s/ Vincent Di Mino           Director                 February 12, 1999
Vincent Di Mino

/s/ Thomas Petrie             Director                 February 12, 1999
Thomas Petrie

________________
John Berenyi                  Director
________________
Dr. Harold Gelb               Director




EXHIBIT 23.1

             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement on Form S-3 of our report dated June 26, 1998, which appears on Page F-1 in the annual report on Form 10-KSB of ADM tronics Unlimited, Inc., for the fiscal year ended March 31, 1998.



                                              /s/ Kaufman, Rossin & Co.
                                              Kaufman, Rossin & Co.


Miami, Florida
February 12, 1999











EXHIBIT 23.3



           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference of our report dated March 31, 1998, with respect to the financial statements of Electropharmacology, Inc. included in Electropharmacology, Inc.'s Annual Report (Form 10-KSB) for the year ended December 31, 1997 and incorporated by reference in ADM Tronics Unlimited, Inc.'s Current Report on Form 8-K/A dated August 18, 1998, both filed with the Securities and Exchange Commission, in the Registration Statement (Form S-3 No. 333-65709) and related Prospectus of ADM Tronics Unlimited, Inc. for the registration of 2,983,130 shares of its common stock.


/s/ Ernst & Young LLP
West Palm Beach, Florida
February 8, 1999